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As filed with the Securities and Exchange Commission on February 8, 2002

Registration No. 333-72992

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 6
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SUNTRON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3672 (Primary Standard Industrial Classification Code Number)	86-1038668 (I.R.S. Employer Identification Number)

2501 West Grandview Road
Phoenix, Arizona 85023
(602) 789-6600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

JAMES K. BASS
President and Chief Executive Officer
Suntron Corporation
2501 West Grandview Road
Phoenix, Arizona 85023
(602) 789-6600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
BRUCE E. MACDONOUGH, ESQ.
MICHAEL L. KAPLAN, ESQ.
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, Arizona 85016
(602) 445-8000

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment, which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        Suntron Corporation has prepared this Amendment No. 6 for the purpose of filing with the Securities and Exchange Commission Exhibit 10.6 to the Registration Statement. Amendment No. 6 does not modify any provision of the Prospectus included in the Registration Statement; accordingly, such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

        The following summary is qualified in its entirety by reference to the complete text of the Delaware General Corporation Law (referred to as the DGCL), and the bylaws and Amended and Restated Certificate of Incorporation of Suntron Corporation (referred to as Suntron) referred to below.

        Section 145 of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

        In addition, Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        Section 145 of the DGCL further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Suntron provides for indemnification of its directors and officers pursuant to Article VI of its Amended and Restated Certificate of Incorporation and Article 6 of its Bylaws. Article VI of Suntron's Amended and Restated Certificate of Incorporation and Article 6 of Suntron's Bylaws provide in effect that, unless prohibited by applicable law, Suntron will indemnify directors and officers against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement incurred in connection with any such proceedings to the fullest extent permitted by Delaware law. Under Article 6 of the Bylaws, Suntron will also advance amounts to any director or officer during the pendency of any such proceedings against expenses incurred in connection with such proceedings, provided that Suntron receives an undertaking to repay such amount if it is ultimately determined that such person is not entitled to be indemnified under such Article or otherwise. The indemnification provided for in such Articles is in addition to any rights to which any director or officer may otherwise be entitled.

Item 21. Exhibits and Financial Statement Schedules

  (a)
  Exhibits

Exhibit No.	Description of Exhibit
2.1	Amended and Restated Agreement and Plan of Merger, dated as of May 3, 2001, by and among EFTC Corporation, K*TEC Electronics Holding Corporation, Thayer-BLUM Funding II, L.L.C. and the registrant.(1)
3.1	Amended and Restated Certificate of Incorporation of the registrant.(1)
3.2	Bylaws of the registrant.(1)
4.1	Specimen Stock Certificate.(1)
5.1	Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered.(1)
8.1	Opinion of Cooley Godward, LLP supporting the tax matters and consequences to the EFTC shareholders as described in this Registration Statement.(1)
8.2	Opinion of Latham & Watkins supporting tax matters and consequences to the sole member of Thayer-BLUM Funding II as described in this Registration Statement.(1)
10.1	Form of Suntron Corporation 2002 Stock Option Plan.(1)
10.2	Form of Suntron Corporation Employee Stock Purchase Plan.(1)
10.3	Form of Registration Rights Agreement between the registrant and Thayer-BLUM.(1)
10.4	Memorandum of Understanding dated as of December 6, 2000 by and between Honeywell International, Inc. and EFTC Corporation.(1)
10.5	Form of Management and Consulting Agreement by and between Thayer-BLUM Funding, L.L.C. and the registrant.(1)
10.6	Module Supplier Agreement dated as of February 2, 2000 by and between Applied Materials, Inc. and K*TEC Electronics Corporation.†
10.7	Credit Agreement dated as of January 26, 2001 by and among K*TEC Electronics Corporation and certain of its subsidiaries and Citicorp USA, Inc., and the lenders and issuers parties thereto.(1)
10.8
Amendment No. 1 and Waiver to K*TEC Electronics Holding Corporation Credit Agreement, Guaranty and Pledge and Security Agreement dated as of November 7, 2001 by and between K*TEC Electronics Holding Corporation and Citicorp USA, Inc. as sole Lender and as Administrative Agent.(1)
10.9	Employment Agreement dated as of June 23, 2000 by and between James Bass and EFTC Corporation.(1)
10.10	Employment Agreement dated as of March 9, 2000 by and between Raymond M. Gibbons and K*TEC Electronics Corporation.(1)
10.11	Lease Agreement dated as of May 10, 1999 by and between Orsett/I-17 L.L.C. and EFTC Corporation.(1)

10.12	Industrial Lease dated as of December 18, 1998 by and between Buckhorn Trading Co., LLC and EFTC Corporation.(1)
10.13	Commercial/Industrial Lease dated as of April 1, 2001 by and between EFTC Corporation and H. J. Brooks, LLC.(1)
10.14	Lease Agreement dated September 5, 2000 by and between Fremont Industrial Portfolio, Inc. and K*TEC Electronics Corporation.(1)
21	List of Subsidiaries of the registrant.(1)
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1 to this Registration Statement).(1)
23.2	Consent of Cooley Godward (included in Exhibit 8.1 to this Registration Statement).(1)
23.3	Consent of KPMG LLP.(1)
23.4	Consent of KPMG LLP.(1)
23.5	Consent of Grant Thornton LLP.(1)
23.6	Consent of Arthur Andersen LLP.(1)
23.7	Consent of Latham & Watkins (included in Exhibit 8.2 to this Registration Statement).(1)
24	Powers of Attorney.(1)
99.1	Form of Proxy Card to be mailed to EFTC shareholders.(1)
99.2	Consent of JPMorgan H&Q.(1)
  (b)
  Financial Statement Schedules
  None.

(1)
Previously filed.

†
Portions of the exhibit have been omitted pursuant to a request for confidential treatment.

Item 22. Undertakings

A.    The undersigned registrant hereby undertakes:

        (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a)  include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (b)  reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (c)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    (1) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by person who may be deemed underwriters, in addition to the information called for by other items of the applicable form.

        (2)  That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed a bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.    To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

E.    To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on February 7, 2002.

SUNTRON CORPORATION
By:	/s/ JAMES K. BASS James K. Bass Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES K. BASS James K. Bass	Chief Executive Officer and Director (Principal Executive Officer)	February 7, 2002
/s/ PETER W. HARPER* Peter W. Harper	Chief Financial Officer (Principal Financial Officer)	February 7, 2002
/s/ JAMES A. DORAN* James A. Doran	Vice President (Principal Accounting Officer)	February 7, 2002
/s/ ALLEN S. BRASWELL, JR.* Allen S. Braswell, Jr.	Director	February 7, 2002
/s/ FRED A. BREIDENBACH* Fred A. Breidenbach	Director	February 7, 2002
/s/ JEFFREY W. GOETTMAN* Jeffrey W. Goettman	Director	February 7, 2002
/s/ DOUGLAS P. MCCORMICK* Douglas P. McCormick	Director	February 7, 2002
/s/ JOSE S. MEDEIROS* Jose S. Medeiros	Director	February 7, 2002

/s/ RICHARD L. MONFORT* Richard L. Monfort	Director	February 7, 2002
/s/ JAMES C. VAN HORNE* James C. Van Horne	Director	February 7, 2002
/s/ JOHN C. WALKER* John C. Walker	Director	February 7, 2002

*By:	/s/ JAMES K. BASS James K. Bass, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Amended and Restated Agreement and Plan of Merger, dated as of May 3, 2001, by and among EFTC Corporation, K*TEC Electronics Holding Corporation, Thayer-BLUM Funding II, L.L.C. and the registrant.(1)
3.1	Amended and Restated Certificate of Incorporation of the registrant.(1)
3.2	Bylaws of the registrant.(1)
4.1	Specimen Stock Certificate.(1)
5.1	Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered.(1)
8.1	Opinion of Cooley Godward, LLP supporting the tax matters and consequences to the EFTC shareholders as described in this Registration Statement.(1)
8.2	Opinion of Latham & Watkins supporting tax matters and consequences to the sole member of Thayer-BLUM Funding II as described in this Registration Statement.(1)
10.1	Form of Suntron Corporation 2002 Stock Option Plan.(1)
10.2	Form of Suntron Corporation Employee Stock Purchase Plan.(1)
10.3	Form of Registration Rights Agreement between the registrant and Thayer-BLUM.(1)
10.4	Memorandum of Understanding dated as of December 6, 2000 by and between Honeywell International, Inc. and EFTC Corporation.(1)
10.5	Form of Management and Consulting Agreement by and between Thayer-BLUM Funding, L.L.C. and the registrant.(1)
10.6	Module Supplier Agreement dated as of February 2, 2000 by and between Applied Materials, Inc. and K*TEC Electronics Corporation.†
10.7	Credit Agreement dated as of January 26, 2001 by and among K*TEC Electronics Corporation and certain of its subsidiaries and Citicorp USA, Inc., and the lenders and issuers parties thereto.(1)
10.8
Amendment No. 1 and Waiver to K*TEC Electronics Holding Corporation Credit Agreement, Guaranty and Pledge and Security Agreement dated as of November 7, 2001 by and between K*TEC Electronics Holding Corporation and Citicorp USA, Inc. as sole Lender and as Administrative Agent.(1)
10.9	Employment Agreement dated as of June 23, 2000 by and between James Bass and EFTC Corporation.(1)
10.10	Employment Agreement dated as of March 9, 2000 by and between Raymond M. Gibbons and K*TEC Electronics Corporation.(1)
10.11	Lease Agreement dated as of May 10, 1999 by and between Orsett/I-17 L.L.C. and EFTC Corporation.(1)
10.12	Industrial Lease dated as of December 18, 1998 by and between Buckhorn Trading Co., LLC and EFTC Corporation.(1)
10.13	Commercial/Industrial Lease dated as of April 1, 2001 by and between EFTC Corporation and H. J. Brooks, LLC.(1)
10.14	Lease Agreement dated September 5, 2000 by and between Fremont Industrial Portfolio, Inc. and K*TEC Electronics Corporation.(1)
21	List of Subsidiaries of the registrant.(1)

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1 to this Registration Statement).(1)
23.2	Consent of Cooley Godward (included in Exhibit 8.1 to this Registration Statement).(1)
23.3	Consent of KPMG LLP.(1)
23.4	Consent of KPMG LLP.(1)
23.5	Consent of Grant Thornton LLP.(1)
23.6	Consent of Arthur Andersen LLP.(1)
23.7	Consent of Latham & Watkins (included in Exhibit 8.2 to this Registration Statement).(1)
24	Powers of Attorney.(1)
99.1	Form of Proxy Card to be mailed to EFTC shareholders.(1)
99.2	Consent of JPMorgan H&Q.(1)
  (b)
  Financial Statement Schedules
  None.

(1)
Previously filed.

†
Portions of the exhibit have been omitted pursuant to a request for confidential treatment.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers
  Item 21. Exhibits and Financial Statement Schedules
  Item 22. Undertakings
SIGNATURES
EXHIBIT INDEX